CHERRY, BEKAERT & HOLLAND, L.L.P.

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Post-Effective Amendment
No. 10 to the registration statement on Form N-1A (File Nos. 33-83132, 811-8718) IPS Funds of our report dated January 19, 1999, on the financial statements and schedule of the IPS Millennium Fund as of and for the year ended November 30, 1998, the statement of changes in net assets of the IPS Millennium Fund for each of the years in the two year period ended November 30, 1998, and the financial highlights of the IPS Millennium Fund for each of the years in the three year period ended November 30, 1998 and for the period from inception (January 3, 1995) through November 30, 1995; and, of our report dated January 19, 1999, on the financial statements, schedule and financial highlights of the IPS New Frontier Fund as of November 30, 1998, and for the period from inception
(August 3, 1998) through November 30, 1998; and, of our report dated January 19,

1999, on the financial statements, schedule and financial highlights of the Dynamic Style Rotation Fund as of November 30, 1998, and for the period from inception (August 3, 1998) through November 30, 1998.


CHERRY, BEKAERT & HOLLAND, L.L.P.

/s/ Cherry, Bekaert & Holland, L.L.P.

Knoxville, Tennessee
March 30, 1999